SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 20, 2001

THE GOLDMAN SACHS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-14965	No. 13-4019460

(State or Other Jurisdiction of	(Commission File	(IRS Employer

Incorporation)	Number)	Identification No.)

85 Broad Street

New York, New York	10004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

         On December 20, 2001, The Goldman Sachs Group, Inc. reported net earnings of $2.31 billion, or $4.26 per diluted share, for the year ended November 30, 2001. In 2000, net earnings were $3.25 billion, or $6.35 per diluted share, excluding the after-tax charge of $180 million related to the firm’s combination with Spear, Leeds & Kellogg, L.P. (SLK) on October 31, 2000.1

         Fourth quarter net earnings were $497 million, or $0.93 per diluted share, compared to $1.50, excluding the SLK charge,1 for the same 2000 quarter and $0.87 for the third quarter of 2001.

Business Segment Net Revenues

Global Capital Markets

         In a challenging business climate, net revenues in the firm’s Global Capital Markets segment, which includes Investment Banking and Trading and Principal Investments, were $10.19 billion for the full year, 15% lower than 2000. Net revenues for the fourth quarter were $2.06 billion, 8% below the fourth quarter of 2000 and 12% lower than the third quarter of 2001.

         Investment Banking

         Full Year

         Investment Banking generated net revenues of $3.84 billion compared to $5.37 billion for 2000 as the slowdown in global economic growth led to significantly lower equity valuations and reduced investment banking activity. Net revenues in Financial Advisory decreased 20% from the prior year to $2.07 billion, primarily reflecting a 39% decline in industry-wide completed mergers and acquisitions.2 Net revenues in the firm’s Underwriting business declined 36% to $1.77 billion, primarily reflecting a 49% decline in industry-wide equity new issue volume.2 The reduction in Investment Banking net revenues was primarily due to lower levels of activity in the communications, media and entertainment, telecommunications, high technology and industrial sectors. The firm’s backlog continued to decline during the fourth quarter, ending the year significantly lower than it was at the end of 2000.

         Fourth Quarter

         Net revenues in Investment Banking were $797 million, compared to $1.22 billion for the fourth quarter of 2000 and $1.10 billion for the third quarter of 2001. Net revenues in Financial Advisory were $381 million compared to $624 million for the same 2000 period, primarily reflecting lower levels of worldwide activity in mergers and acquisitions. Net revenues in the firm’s Underwriting business

1	Including the SLK charge, net earnings in 2000 were $3.07 billion, or $6.00 per diluted share, for the full year and $601 million, or $1.16 per diluted share, for the fourth quarter.

2	Thomson Financial Securities Data — January 1, 2001 through November 30, 2001 and January 1, 2000 through November 24, 2000.

were $416 million, compared to $596 million for the same 2000 period, primarily reflecting decreased activity in global equity markets.

         Trading and Principal Investments

         Full Year

         Net revenues in Trading and Principal Investments were $6.35 billion for the year, compared to $6.63 billion in 2000.

         Net revenues in FICC were $4.05 billion, up 35% compared to 2000, as the firm capitalized on lower interest rates, increased volatility and strong customer demand. This increase was driven by strong performances in commodities, currencies, the firm’s credit-sensitive businesses and fixed income derivatives.

         Equities net revenues were $2.92 billion compared to $3.49 billion for 2000 reflecting reduced volatility and customer flow, the introduction of decimalization and lower net revenues in equity arbitrage, partially offset by the contribution from SLK.

         Principal Investments experienced negative net revenues of $621 million for 2001 due to mark-to-market losses on both private and public investments, primarily in the high technology and telecommunications sectors.

         Fourth Quarter

         Net revenues in Trading and Principal Investments were $1.26 billion for the fourth quarter compared to $1.03 billion for the fourth quarter of 2000 and $1.24 billion for the third quarter of 2001.

         FICC net revenues of $867 million were significantly higher than the same 2000 period reflecting strong performances in commodities, fixed income derivatives, money markets and the firm’s credit-sensitive businesses.

         Net revenues in Equities were $435 million compared to $782 million for the fourth quarter of 2000 primarily due to lower net revenues in equity arbitrage, reduced customer flow and the impact of decimalization, partially offset by the contribution from SLK.

         Principal Investments experienced negative net revenues of $41 million for the fourth quarter due to mark-to-market losses on both private and public investments.

Asset Management and Securities Services

         Full Year

         Asset Management and Securities Services net revenues increased 23%, compared to 2000, to $5.63 billion.

         Asset Management net revenues of $1.47 billion increased 10% compared to 2000, reflecting an increase of 11% in average assets under management. Net inflows of $67 billion, principally in money market assets, were partially offset by declines in equity asset values due to market depreciation.

         Securities Services net revenues of $1.13 billion increased 21% over 2000, primarily due to increased spreads in the firm’s fixed income matched book and the contribution from SLK, partially offset by lower net revenues in securities lending and margin lending.

         Commissions increased 31%, compared to 2000, to $3.02 billion, principally reflecting the contribution from SLK’s clearing and execution business.

         Fourth Quarter

         Net revenues in the firm’s Asset Management and Securities Services segment were $1.37 billion, an increase of 17% compared to the same period in 2000 and 3% compared to the prior quarter.

         Asset Management net revenues of $368 million increased 3% compared to last year’s fourth quarter, primarily reflecting higher assets under management partially offset by lower incentive income. Net inflows were $27 billion during the quarter, principally in money market assets.

         Securities Services net revenues of $270 million increased 25% over the same 2000 period, primarily due to increased spreads in the firm’s fixed income matched book and the contribution from SLK, partially offset by lower net revenues in securities lending and margin lending.

         Commissions increased 23% compared to the same period last year to $731 million, primarily reflecting the contribution from SLK’s clearing and execution business.

Expenses

         Operating expenses were $12.12 billion for 2001, 7% above 2000 excluding the SLK charge.

         Compensation and benefits of $7.70 billion were essentially unchanged from the prior year as incremental expense from the inclusion of SLK was offset by lower discretionary compensation. The ratio of compensation and benefits to net revenues for fiscal year 2001 was 49% compared to 49% for the nine-month period ended August 31, 2001 and 47% for fiscal 2000. Employment levels were essentially unchanged from November 2000.

         Non-compensation-related expenses were $3.95 billion, 28% above 2000. In addition to the inclusion of SLK, the growth in these expenses compared to last year was primarily due to growth in employment levels during 2000 partially offset by the effect of expense reduction initiatives implemented in 2001.

         The effective income tax rate for fiscal year 2001 declined to 37.5% compared to 39.0% for the nine months ended August 31, 2001 and 38.9% for the full year of 2000. The reduction in the tax rate was primarily due to declines in state and local taxes.

Impact of September 11th Terrorist Attack

         Certain properties occupied by Goldman Sachs were affected by the terrorist attack of September 11, 2001. During the fourth quarter, the firm recorded expenses related to the attack, which were wholly offset by an expected insurance recovery. These expenses, and the related insurance recovery, pertain to write-offs of damaged technology and telecommunications equipment, certain employee-related expenditures and other business recovery costs.

Capital

         As of November 30, 2001, total capital was $49.25 billion, consisting of $18.23 billion in shareholders’ equity and $31.02 billion in long-term debt. Book value per share was $36.33, based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 501.8 million at period end. The firm repurchased 16.3 million shares of its common stock during the year including 3.7 million shares in the fourth quarter.

Dividend

         The Board of Directors of The Goldman Sachs Group, Inc. declared a dividend of $0.12 per share to be paid on February 21, 2002 to common shareholders of record on January 22, 2002.

Cautionary Note Regarding Forward-Looking Statements

         Statements in this Current Report on Form 8-K may constitute “forward-looking statements”. These statements are not historical facts but instead represent only the firm’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and factors that could affect the firm’s future results, see “Business — Certain Factors That May Affect Our Business” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 24, 2000 and “Item 5: Other Information” in the firm’s Quarterly Reports on Form
10-Q for the fiscal quarters ended February 23, 2001, May 25, 2001 and August 31, 2001. Many of these risks and factors may be more likely to occur as a result of the September 11, 2001 terrorist attack.

         Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues that we expect to earn from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Many of these factors may be more likely to occur as a result of the September 11, 2001 terrorist attack. For a discussion of other important factors that could adversely affect our investment banking transactions, see “Business — Certain Factors That May Affect Our Business” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 24, 2000 and “Item 5: Other Information” in the firm’s Quarterly Reports on Form 10-Q for the fiscal quarters ended February 23, 2001, May 25, 2001 and August 31, 2001.

The Goldman Sachs Group, Inc. and Subsidiaries
Business Segment Net Revenues
(unaudited)
($ in millions)

	Three Months Ended			% Change From		Year Ended		% Change From

	Nov. 30,	August 31,	Nov. 24,	August 31,	Nov. 24,	Nov. 30,	Nov. 24,	Nov. 24,
	2001	2001	2000	2001	2000	2001	2000	2000

Global Capital Markets

Financial Advisory	$381	$638	$624	(40)%	(39)%	$2,070	$2,592	(20)%

Underwriting	416	464	596	(10)	(30)	1,766	2,779	(36)

Investment Banking	797	1,102	1,220	(28)	(35)	3,836	5,371	(29)

FICC	867	1,107	482	(22)	80	4,047	3,004	35

Equities	435	573	782	(24)	(44)	2,923	3,489	(16)

Principal Investments	(41)	(445)	(239)	N.M.	N.M.	(621)	134	N.M.

Trading and Principal Investments	1,261	1,235	1,025	2	23	6,349	6,627	(4)

Total Global Capital Markets	2,058	2,337	2,245	(12)	(8)	10,185	11,998	(15)

Asset Management and Securities Services

Asset Management	368	380	358	(3)	3	1,473	1,345	10

Securities Services	270	295	216	(8)	25	1,133	940	21

Commissions	731	649	596	13	23	3,020	2,307	31

Total Asset Management and Securities Services	1,369	1,324	1,170	3	17	5,626	4,592	23

Total net revenues	$3,427	$3,661	$3,415	(6)	—	$15,811	$16,590	(5)

* * *

Assets Under Supervision
(unaudited)
($ in millions)

	As of			% Change From		As of

	Nov. 30,	August 31,	Nov. 30,	August 31,	Nov. 30,	Nov. 30,
	2001	2001	2000	2001	2000	1999

Assets under management	$350,718	$324,909	$293,842	8%	19%	$258,045

Other client assets	152,192	153,293	197,876	(1)	(23)	227,424

Total assets under supervision (1)	$502,910	$478,202	$491,718	5	2	$485,469

(1)	Substantially all assets under supervision are valued as of calendar month end.

The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings
(unaudited)

	Three Months Ended			% Change From

	November 30,	August 31,	November 24,	August 31,	November 24,
	2001	2001	2000	2001	2000

	(in millions, except per share amounts and employees)
Revenues

Global capital markets

Investment banking	$682	$1,080	$1,208	(37)%	(44)%

Trading and principal investments	1,126	1,267	985	(11)	14

Asset management and securities services	1,125	1,049	979	7	15

Interest income	3,185	3,964	4,817	(20)	(34)

Total revenues	6,118	7,360	7,989	(17)	(23)

Interest expense	2,691	3,699	4,574	(27)	(41)

Revenues, net of interest expense	3,427	3,661	3,415	(6)	—

Operating expenses

Compensation and benefits	1,632	1,794	1,186	(9)	38

Nonrecurring acquisition awards	—	—	290	N.M.	N.M.

Amortization of employee initial public offering and acquisition awards	93	112	114	(17)	(18)

Brokerage, clearing and exchange fees	224	218	154	3	45

Market development	90	90	163	—	(45)

Communications and technology	153	145	131	6	17

Depreciation and amortization	174	160	140	9	24

Amortization of goodwill and other intangible assets	68	66	24	3	N.M.

Occupancy	138	142	128	(3)	8

Professional services and other	131	167	175	(22)	(25)

Total non-compensation expenses	978	988	915	(1)	7

Total operating expenses	2,703	2,894	2,505	(7)	8

Pre-tax earnings	724	767	910	(6)	(20)

Provision for taxes	227	299	309	(24)	(27)

Net earnings	$497	$468	$601	6	(17)

Earnings per share

Basic	$0.99	$0.92	$1.23	8	(20)

Diluted	0.93	0.87	1.16	7	(20)

Average common shares outstanding

Basic	501.6	508.1	488.3	(1)	3

Diluted	533.5	539.7	519.7	(1)	3

Employees at period end (1)	22,677	23,494	22,627	(3)	—

Ratio of compensation and benefits to revenues, net of interest expense	48%	49%	35%

(1)	Excludes employees of Goldman Sachs’ property management subsidiaries. Substantially all of the costs of these employees are reimbursed to Goldman Sachs by the real estate investment funds to which these companies provide property management services.

The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings
(unaudited)

	Year Ended		% Change From

	November 30,	November 24,	November 24,
	2001	2000	2000

	(in millions, except per share amounts)
Revenues

Global capital markets

Investment banking	$3,677	$5,339	(31)%

Trading and principal investments	6,254	6,528	(4)

Asset management and securities services	4,587	3,737	23

Interest income	16,620	17,396	(4)

Total revenues	31,138	33,000	(6)

Interest expense	15,327	16,410	(7)

Revenues, net of interest expense	15,811	16,590	(5)

Operating expenses

Compensation and benefits	7,700	7,773	(1)

Nonrecurring acquisition awards	—	290	N.M.

Amortization of employee initial public offering and acquisition awards	464	428	8

Brokerage, clearing and exchange fees	843	573	47

Market development	406	506	(20)

Communications and technology	604	435	39

Depreciation and amortization	613	441	39

Amortization of goodwill and other intangible assets	260	45	N.M.

Occupancy	591	440	34

Professional services and other	634	639	(1)

Total non-compensation expenses	3,951	3,079	28

Total operating expenses	12,115	11,570	5

Pre-tax earnings	3,696	5,020	(26)

Provision for taxes	1,386	1,953	(29)

Net earnings	$2,310	$3,067	(25)

Earnings per share

Basic	$4.53	$6.33	(28)

Diluted	4.26	6.00	(29)

Average common shares outstanding

Basic	509.7	484.6	5

Diluted	541.8	511.5	6

Ratio of compensation and benefits to revenues, net of interest expense	49%	47%

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.

(Registrant)

Date: December 20, 2001	By:	/s/ Dan H. Jester

	Name:	Dan H. Jester

	Title:	Vice President and Treasurer